As filed with the Securities and Exchange Commission on May 13, 2014

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 13, 2014

B&G Foods, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Four Gatehall Drive, Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (973) 401-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2014, B&G Foods, Inc. entered into an amendment to its employment agreement with Michael Sands, B&G Foods’ Executive Vice President of Snacks.  The amendment eliminates the provision from the employment agreement granting Mr. Sands a tax gross up for any excise tax imposed by Internal Revenue Code Section 4999 on severance payments and other benefits upon a change of control of B&G Foods.

These gross up payments would have been made only if Mr. Sands received “excess parachute payments” within the meaning of Internal Revenue Code Section 280G.

As amended, the employment agreement now provides that, if an excise tax would be due, severance payments and/or benefits under the employment agreement or otherwise upon a change of control will be reduced if, and to the extent, such a reduction would result in a greater after-tax return to Mr. Sands than his receiving all of the severance payments and benefits and paying the resulting excise tax.

Under the amended employment agreement, in no event will B&G Foods be required to pay an excise tax gross up to Mr. Sands.

The amendment is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

10.1	First Amendment to Employment Agreement, dated May 13, 2014, between B&G Foods and Michael Sands.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: May 13, 2014	By:	/s/ Scott E. Lerner
Scott E. Lerner
Executive Vice President, General Counsel and Secretary